NeuLion Appoints Robert E. Bostrom to Board of Directors

PLAINVIEW, N.Y., August 7, 2014– NeuLion, Inc. (TSX: NLN), the leading enabler and provider of live and on-demand content to Internet-connected devices, today announced that the Company’s Board of Directors has appointed Robert E. Bostrom to serve as a director, effective August 6, 2014. Mr. Bostrom’s appointment increases the size of NeuLion’s Board of Directors to nine members.

“Bob Bostrom’s extensive experience as the general counsel of public companies as well as his corporate governance and compliance expertise will add significant value to NeuLion’s Board of Directors,” said Nancy Li, Chief Executive Officer of NeuLion. “We welcome Bob to NeuLion’s Board and look forward to his contributions.”

Mr. Bostrom, 61, is currently Senior Vice President, General Counsel and Corporate Secretary of Abercrombie & Fitch. During a legal career spanning more than 30 years, Mr. Bostrom has worked and advised at the highest levels of leadership in the banking sector, in private legal practice and inside a government sponsored enterprise (GSE). He has advised boards of directors and committees on corporate governance issues, effective compliance and enterprise risk management programs, and crisis management.

Prior to joining Abercrombie & Fitch in January 2014, Mr. Bostrom was Co-Chairman of the Financial Regulatory and Compliance Group at Greenberg Traurig, an international law firm. Previously he was with SNR Denton, an international law firm, where he was Co-Head of the Global Financial Institutions and Funds Sector from 2011 - 2012. From 2006 - 2011 he served as Executive Vice President, General Counsel and Corporate Secretary of Freddie Mac. As principal legal counsel to Freddie Mac, Mr. Bostrom had oversight and management responsibility for all legal and regulatory strategies, services, resources and corporate governance matters. During his tenure at Freddie Mac, Mr. Bostrom was selected by The National Law Journal as among Washington’s most influential in-house counsel in 2011, and Freddie Mac was recognized by Corporate Counsel magazine as among the Best Legal Departments in 2011.

From 1996 - 2006, Mr. Bostrom was a partner at Winston & Strawn LLP where he served as the managing partner of its New York office and was a member of the firm’s executive committee and head of its financial institutions practice. From 1992 - 1996, Mr. Bostrom served as Executive Vice President of Legal, Regulatory and Compliance and General Counsel of National Westminster Bancorp (NatWest). Mr. Bostrom has also served on the board of directors of NatWest Bank (Delaware) and Coutts International.

About NeuLion
NeuLion, Inc. (TSX: NLN) offers the true end-to-end solution for delivering live and on-demand content to Internet-enabled devices. NeuLion enables content owners and distributors, cable operators and telecommunications companies to capitalize on the massive consumer demand for viewing video content on PCs, smartphones, iPads and other similar devices. NeuLion’s customers include major entertainment, sports, global content and news companies. NeuLion is based in Plainview, NY. For more information about NeuLion, visit www.neulion.com.

Forward-Looking Statements
Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available on www.sec.gov and filed on www.sedar.com.

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Press Contact:
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